                                                                  EXHIBIT (c)(2)

                                 PURCHASE AGREEMENT
                                 ------------------


        THIS PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 6th day of December, 1993 by and between the Base Assets Trust (the "Seller") and M.D.C. Holdings, Inc., a Delaware corporation (together with any assignee or successor pursuant to Section 6.04 hereof, the "Buyer").

        WHEREAS, Seller hereby advises Buyer that Seller owns certain shares of common stock (the "MDC Common Stock") of Buyer, shares of common stock (the "Richmond Common Stock") of Richmond Homes, Inc. I, a 45%-owned affiliate of Buyer ("Richmond"), shares of Class A Preferred Stock (the "Richmond Preferred Stock") of Richmond and a general partnership interest in the Rock Creek Investment Partnership (the "Rock Creek Partnership Interest"), all as more particularly set forth on Exhibit A (collectively, the "Securities");

        WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Securities;

        NOW, THEREFORE, for good and valuable consideration, the premises and the following mutual covenants and agreements, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                        PURCHASE AND SALE OF SECURITIES

        Section 1.01.  Purchase and Sale.  Upon and subject to the terms and
        ------------   -----------------
conditions set forth in this Agreement, Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, on the Closing Date (which shall be the same day as the Offering Closing Date as (defined herein)) all of Seller's right, title and interest in and to the Securities.

        Section 1.02.  Term.  This Agreement shall terminate on January 31,
        ------------   ----
1994, unless earlier terminated or extended pursuant to the provisions hereof (the "Termination Date"); provided, however, that the right to receive the Payment in Section 1.03, the rights set forth in Article V and the right to indemnification in Section 7.07 shall survive any termination of this Agreement.

        Section 1.03.  Payment.  Buyer has, concurrently with the execution
        ------------   -------
hereof, paid to Seller the sum of $310,000 (the "Payment") by wire transfer of immediately available funds, the receipt of which is hereby acknowledged. The Payment shall be nonrefundable and shall not reduce or apply against the Purchase Price (as defined in Section 2.01) of the Securities.

                                  ARTICLE II
                                  THE CLOSING

        Section 2.01.  Purchase Price.  The purchase price to be paid by Buyer
        ------------   --------------
to Seller for the Securities purchased on the Closing Date shall be the sum of
(a) $16,140,000 plus (b) an amount
equal to (1) the number of shares of MDC Common Stock set forth on Exhibit A multiplied by (2) the higher of (A) $5.75 (the closing sale price reported in the Wall Street Journal on December 3, 1993 of the MDC Common Stock), (B) the
    -------------------
average of the daily closing sales prices reported in the Wall Street Journal of
                                                          -------------------
the MDC Common Stock for 20 of the 30 trading days ending on the second business day prior to the Closing Date, such 20 trading days to be selected by Base Assets, in its sole discretion, (C) the per share sales price of the MDC Common Stock to any third party arranged by Buyer or sold within two days of the Closing Date by Buyer and (D) the closing sale price of the common stock of Buyer reported in the Wall Street Journal on the second business day prior to
                      -------------------
the Offering Closing Date (the "Purchase Price"); provided that (i) if Messrs. Larry A. Mizel or David D. Mandarich receive a per share purchase price for any of their shares greater than the per share Purchase Price to be paid to Seller hereunder, then the Purchase Price shall be determined on the basis of the highest price paid to Messrs. Mizel or Mandarich and (ii) if prior to the Closing Date or the Termination Date, whichever is earlier, Buyer, directly or indirectly, purchases more than 5% of its outstanding common stock (exclusive of the Securities), then the Purchase Price shall be based upon the highest price paid in connection with any such stock purchase by Buyer.

        The Purchase Price shall be adjusted by deducting therefrom an amount equal to $834,375 if (a) a distribution of $1,668,750 is received by Seller during the period commencing on the date hereof and ending on the Closing Date, and (b) the closing of the transactions contemplated hereunder occurs on or prior to the Termination Date.

        Section 2.02.  Payment of Purchase Price.  The Purchase Price shall be
        ------------   -------------------------
paid on the Closing Date by Buyer by wire transfer of immediately available funds to an account designated by Seller.

        Section 2.03.  Closing.
        ------------   -------

        a. The Closing Date shall take place on or prior to the Termination Date at such place and time as mutually acceptable to Buyer and Seller.

        b.  On the Closing Date, Seller shall deliver to Buyer the following:

            1. The original of the Securities to the extent certificated, duly endorsed, and to the extent the Securities were conveyed to Seller by assignment or are uncertificated, a written assignment of Seller's interest therein;

            2. A certificate executed by Seller certifying Seller's representations and warranties as described in Section 3.01;

            3. A counterpart to the Termination Agreement (as defined in Section 3.01(h)), executed by Seller; and

            4. Seller shall, whenever and as often as it shall be reasonably requested so to do by Buyer, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all conveyances, assignments and all other instruments and documents as may be reasonably necessary in order to complete the transactions contemplated hereby and to carry out the intent and purposes of this Agreement.

        c.  On the Closing Date, Buyer shall deliver to Seller the following:

            1.   The Purchase Price in accordance with Section 2.02;

            2. An original certificate executed by Buyer certifying Buyer's representations and warranties as described in Section 4.01; and

            3.   A counterpart to the Termination Agreement executed by Buyer.

        d. The Buyer's obligation to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver of the following conditions:

            1. The Buyer shall consummate a private placement of debt securities (the "Private Placement") on or prior to the Termination Date (the "Offering Closing Date").

            2. No injunction or restraining order shall have been issued at the request of a third party that would prevent the transactions contemplated by this Agreement.

            3. All of the Seller's representations and warranties contained in the Agreement shall be true and correct and the Seller shall have performed or complied with all of its agreements set forth herein.

        e. The Seller's obligation to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver of the following conditions:

            1. No injunction or restraining order shall have been issued that would prevent the transactions contemplated by this Agreement.

            2. All of the Buyer's representations and warranties contained in this Agreement shall be true and correct and the Buyer shall have performed or complied with all of its agreements set forth herein.

                                 ARTICLE III
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

        Section 3.01.  Representations, Warranties and Covenants.  Seller
        ------------   -----------------------------------------
represents, warrants and covenants that, as of the date hereof and as of the Closing Date:

        a. Aurora National Life Assurance Company has been duly appointed as trustee for Seller. This Agreement constitutes the legal, valid and binding and enforceable obligation of Seller.

        b. The execution of this Agreement, the sale of the Securities to Buyer, and the consummation of the transactions contemplated herein will not constitute a breach under any contract or agreement to which Seller is a party or by which Seller is bound or violate any court order by which Seller is bound.

        c. Seller has and will convey to Buyer valid title to the Securities, free and clear of all adverse claims, security interests and other encumbrances (assuming the Buyer is purchasing the Securities in good faith without notice of any such adverse claim, security interest or other encumbrance).

        d. Seller has not granted to any party and, prior to the Termination Date, shall not grant to any party other than Buyer hereunder, any option, contract, or other agreement with respect to a purchase or sale of the Securities or any portion thereof for any interest therein.

        e. There are no commissions, fees, or other compensation due to any broker, agent or salesman as the result of the sale(s) contemplated hereby.

        f. Seller agrees to waive its right of first refusal pursuant to the Richmond Stockholders Agreement dated as of December 28, 1989, with respect to the purchase by Buyer of the Richmond Common Stock owned by Messrs. Mizel and Mandarich, pursuant to the Option Agreement dated on or about the date of this Agreement among Buyer and Messrs. Mizel and Mandarich.

        g. Seller understands that Section 1.4 of a certain Exchange Agreement dated December 28, 1989 (the "Exchange Agreement") contains (i) a standstill agreement relating to restrictions on the purchase of additional securities of Buyer by Executive Life Insurance Company, a California corporation, and certain of its affiliates (collectively, "ELIC") and their respective transferees, which may include Seller and its transferees, and (ii) possible subscription rights for the purchase of additional shares of common stock of Buyer for the benefit of ELIC which may be applicable to a transferee of ELIC for so long as such transferee owns at least 8 1/3% of the outstanding shares of common stock of MDC. In connection with the sale of shares of MDC Common Stock hereunder, Seller and Buyer agree to terminate Section 1.4 of the Exchange Agreement and to enter into an agreement (the "Termination Agreement") in respect thereof on the Closing Date. Seller acknowledges that upon consummation of the transactions contemplated herein, including the execution of the Termination Agreement,
Section 1.4 of the Exchange Agreement shall be terminated.

                                   ARTICLE IV
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

        Section 4.01.  Representations, Warranties and Covenants.  Buyer
        ------------   -----------------------------------------
represents, warrants and covenants that, as of the date hereof and as of the Closing Date:

        a. The execution and delivery by Buyer of, and Buyer's performance under, this Agreement, including the delivery of the Termination Agreement, are within Buyer's powers and have been duly authorized by all requisite action. This Agreement constitutes the legal, valid and binding and enforceable obligation of Buyer.

        b. The execution of this Agreement, the purchase by Buyer of the Securities and the consummation of the transactions contemplated herein will not
(i) constitute a breach under any material contract or agreement to which Buyer is a party or by which Buyer is bound or (ii) violate any court order by which Buyer is bound.

        c. There are no commissions, fees, or other compensation due to any broker, agent or salesman as the result of the sale contemplated hereby.

        d. In connection with the purchase of the shares of MDC Common Stock hereunder, Buyer and Seller agree to terminate Section 1.4 of the Exchange Agreement and to enter into the Termination Agreement. Buyer acknowledges that upon consummation of the transactions contemplated herein, including the execution of the Termination Agreement, Section 1.4 of the Exchange Agreement shall be terminated.

        e. Buyer understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except pursuant to an effective registration statement, or pursuant to a duly available exemption from such registration requirements.

        f. Buyer is purchasing the Securities for its own account and not with a view to distributing or selling the Securities in violation of the Securities Act.

        g. The Securities were not offered or sold to Buyer by any form of general solicitation or general advertising.

        h. In making any subsequent offering or sale of the Securities, Buyer will be acting only for itself and not as part of a planned distribution or sale in violation of the Securities Act.

        i. So long as appropriate, a legend similar to the following shall appear on the certificates representing the Securities: "The Securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws, said securities may not be sold or transferred unless registered under the Securities Act of 1933, as amended, and all applicable state securities laws or unless an exemption from such registration is available at the time of transfer."

        j. Messrs. Mizel and Mandarich have waived their rights of first refusal pursuant to the Richmond Stockholders Agreement dated as of December 28, 1989, with respect to the sale by Seller of the Richmond Common Stock owned by Seller pursuant to this Agreement.

        k. There is no pending, and to the best of Buyer's knowledge, contemplated or threatened litigation challenging the Private Placement or the transactions contemplated herein.

        l. From the date hereof to the earlier of the Closing Date or the Termination Date, Buyer agrees that if Seller, or any of its agents or affiliates, comes into possession, directly from Buyer, of any material non-public information regarding Buyer, or any of its affiliates, or the Securities, then upon the reasonable request of Seller, Buyer shall issue within a reasonable time period a press release publicly disseminating such material non-public information, unless such information was provided to Seller at Seller's request.

        m. Buyer shall take all such actions that may be necessary in order for Buyer to fulfill its obligations and duties under this Agreement.

        n. Buyer agrees that it will not consummate the purchase of shares of Richmond Common Stock owned by Messrs. Mizel and Mandarich prior to the Closing Date.

        o. Buyer agrees to assist Seller in removing any legends restricting transfer of the 500,000 shares of common stock of MDC that Seller will continue to own following the Closing Date; provided that Seller will certify to Buyer in writing that it meets the requirements set forth under Rule 144(k) under the Securities Act relating to termination of certain restrictions on sales of restricted securities.

                                   ARTICLE V
                              RIGHT OF FIRST SALE

        Section 5.01.  Right of First Sale.
        ------------   -------------------

        a. In the event that the Private Placement is not consummated on or prior to the Termination Date or is abandoned by Buyer prior to the Termination Date, whichever is earlier (the "Date of Determination"), then (i) during the 60-day period commencing on the Date of Determination, if Buyer purchases any shares of its common stock, additional shares of common stock of Richmond or shares of preferred stock of Richmond from any other person or entity or (ii) during the 90-day period commencing on the Date of Determination, if Buyer announces its intention to consummate a refinancing or private placement of debt securities, or consummates such transaction, by the end of such 90-day period, the use of proceeds of which would not be substantially different from the use contemplated in the Private Placement, then, in each event, Seller shall have the right (the "Put Right") to sell to Buyer (A) in the case of the event described in clause (i), the securities of Buyer or Richmond held by Seller that are of the same class being purchased by Buyer, such securities to be purchased pro rata on the basis of the total shares outstanding of the relevant class of capital stock (subject to Seller complying with any obligations with respect to other securityholders who have rights of first refusal in effect on the date hereof); and (B) in the case of the event described in clause (ii), the Securities, and in each case, the Purchase Price to be paid to Seller under this Section 5.01 shall be the Purchase Price set forth in Section 2.01; provided, in each case, however, that any offer to purchase Securities made by Buyer pursuant to any employee or director option agreement or plan, any existing agreement (except the option agreement with Messrs. Mizel and Mandarich) or a court order or regulatory requirement shall not be subject to Seller's Put Right.

        b. Buyer shall promptly (but in no event later than one day after such event) provide notice (the "Put Notice") to Seller of the occurrence of any of the events set forth in Section 5.01(a)(i) or (a)(ii) giving rise to the Seller's Put Right. Seller shall notify Buyer, within 20 days after the receipt of the Put Notice, of its intention to exercise the Put Right. The closing with respect to the Put Right under Section 5.01(a)(i) shall occur no later than 10 days after receipt by Buyer of Seller's notice of the exercise of the Put Right and the closing with respect to the Put Right under Section 5.01(a)(ii) shall occur on the closing date of the refinancing or private placement described therein. For purposes of this Section 5.01, the term "Closing Date" as used in
Section 2.01 shall mean the closing referred to in the immediately preceding sentence.

                                   ARTICLE VI
                               DEFAULT; REMEDIES

        Section 6.01.  Default.  If Seller fails to perform any material
        ------------   -------
covenant, agreement or condition hereof as provided herein, then Buyer may, at its election, treat this Agreement as terminated. If Buyer fails to perform any material covenant, agreement or condition hereof as provided herein, then Seller may, at its election, treat this Agreement as terminated. The defaulting party shall be liable to the nondefaulting party for damages as determined by a court of law, unless so waived by the nondefaulting party.

                                  ARTICLE VII
                       PROVISIONS OF GENERAL APPLICATION

        SECTION 7.01.  GOVERNING LAW.  THE PARTIES HERETO HEREBY EXPRESSLY AGREE
        ------------   -------------
THAT THE TERMS AND CONDITIONS HEREOF, AND THE SUBSEQUENT PERFORMANCE HEREUNDER, SHALL BE CONSTRUED AND CONTROLLED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

        Section 7.02.  Headings.  Article and Section headings used in this
        ------------   --------
Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

        Section 7.03.  Entire Agreement - Alteration or Amendment.  This
        ------------   ------------------------------------------
Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. No change, alteration, amendment, modification or waiver of any of the terms or provisions hereof shall be valid unless the same shall be in writing and signed by the parties hereto.

        Section 7.04.  Assignment.  This Agreement shall be binding upon, and
        ------------   ----------
inure to the benefit of, Seller and Buyer and their respective permitted successors and assigns, provided that (i) this Agreement shall not be assignable by Seller without the express written consent of Buyer, in its sole discretion and (ii) Buyer may not offer to assign or transfer its rights or obligations in this Agreement unless (A) such offer, assignment or transfer, and (B) the sale or transfer of the Securities to the successor or assigns of Buyer hereunder, are exempt from the registration and prospectus delivery requirements of the Securities Act. Each of Buyer and Seller agree that neither Buyer nor Seller, as the case may be, nor anyone acting on their behalf, respectively, will (x) offer to assign or transfer this Agreement or offer the Securities so as to bring the sale of the Securities within the provisions of Section 5 of the Securities Act nor (y) offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect thereto with, anyone if the sale of the Securities to Buyer or its assignee or successor hereunder would result in any violation of applicable federal or state securities laws. Each assignee or successor of Buyer under this Agreement shall agree in writing to be bound by all of the terms and conditions of this Agreement (excluding Sections 4.01(d), (j), (k),
(l), (n) and (o) and Article V, all of which shall remain binding on Buyer) in a form reasonably satisfactory to Seller. Any assignment or transfer of this Agreement shall be subject to receipt by Seller of such customary certificates and opinions as it deems necessary to demonstrate that the sale or transfer of the Securities pursuant hereto are exempt from the registration and prospectus delivery requirements of the Securities Act. This Section 7.04 shall not apply to a resale of the Securities by Buyer.

        Section 7.05  Notices.  All notices provided for hereunder shall be
        ------------  -------
deemed given and received (a) when personally delivered; or (b) 48 hours after the same are deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, or (c) 24 hours after the same are delivered to an overnight courier service addressed to the applicable party at the address indicated below for such party or, as to each party, at such other address as shall be designated by such party in a written notice to the other party:

To Seller:                       Base Assets Trust
                                 Aurora National Life Assurance Company
                                 11444 West Olympic Boulevard
                                 Los Angeles, California 90064
                                 Attention: Michael Parks

With a copy to:                  John Hartigan, Esq.
                                 Morgan Lewis & Bockius
                                 22nd Floor
                                 801 South Grand Avenue
                                 Los Angeles, California 90017-4615

To Buyer:                        M.D.C. Holdings, Inc.
                                 3600 S. Yosemite Street
                                 Suite 900
                                 Denver, Colorado  80237
                                 Attention:  Spencer I. Browne

With a copy to:                  Nesa E. Hassanein, Esq.
                                 Brownstein Hyatt Farber & Strickland, P.C.
                                 410 Seventeenth Street
                                 22nd Floor
                                 Denver, Colorado 80202

        Section 7.06.  Survival, Conditions Precedent.  Agreements,
        ------------   ------------------------------
representations, covenants, and warranties on the part of all parties contained in this Agreement or any amendment or supplement hereto shall survive the Closing Date and delivery of the Securities and shall not be merged thereby, and, in addition to any effect any of same have in law or in equity, all of same will be deemed to be conditions precedent to performance by the parties hereunder, whether so expressed or not. The party for whose benefit a condition exists may unilaterally waive such condition.

        Section 7.07.  Indemnity.  Buyer shall indemnify Seller, and hold Seller
        ------------   ---------
harmless, from all losses, claims, damages, liabilities, costs (including the reasonable costs of preparation and reasonable attorneys' fees) and reasonable expenses (collectively "Losses") incurred by Seller pursuant to any investigation, lawsuit or legal or administrative action or proceeding against Seller arising out of or in connection with this Agreement or the transfer or assignment by Buyer of this Agreement pursuant to Section 7.04 hereof other than Losses arising solely out of Seller's gross negligence or willful misconduct. Seller shall not compromise or settle any claim for which Seller is claiming indemnity without prior written consent of Buyer which consent shall not be unreasonably withheld. This indemnification provision shall survive the termination of this Agreement.

        Section 7.08.  Attorneys' Fees.  If an action or proceeding is commenced
        ------------   ---------------
in order to enforce the provisions hereof or in order to obtain damages for the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover from the nonprevailing party, in addition to any amounts or relief otherwise awarded, all reasonable costs incurred in connection therewith, including reasonable attorneys' fees.

        Section 7.09.  Invalidity of Any Provision.  In the event that any
        ------------   ---------------------------
condition or covenant herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of the Agreement and shall in no way affect any other covenant or condition herein contained. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

        Section 7.10.  Counterparts.  This Agreement may be executed in any
        ------------   ------------
number of counterparts, each of which will be deemed to be an original, but such counterparts will, together, constitute only one instrument.

                                 [END OF PAGE]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

                                 BUYER:

                                 M.D.C. HOLDINGS, INC.,
                                 a Delaware corporation
ATTEST:

By: /s/ Margot Knutson           By: /s/ Spencer I. Browne
    ----------------------------     ----------------------------



                                 SELLER:

                                 BASE ASSETS TRUST
                                 By:  Aurora National Life Assurance Company,
                                       as Trustee
ATTEST:

By:                              By:
    ----------------------------    -----------------------------

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of this day and year first above written.

                                 BUYER:

                                 M.D.C. HOLDINGS, INC.,
                                 a Delaware corporation
ATTEST:

By:                              By:
    ----------------------------    ----------------------------


                                 SELLER:

                                 BASE ASSETS TRUST
                                 By:  Aurora National Life Assurance Company,
                                       as Trustee

ATTEST:

By: /s/ Peter Deakins             By: /s/ Michael Parks
    -----------------------------     -----------------------------

                                   EXHIBIT A


        1. 2,560,866 shares of MDC Common Stock (which shares do not constitute all of the shares of MDC Common Stock currently owned by Seller)

        2.   1,400 shares of Richmond Preferred Stock

        3.   1,990 shares of Richmond Common Stock

        4.   General partnership interest in the Rock Creek Investment
             Partnership